Exhibit 23.2

CONSENT OF SRK CONSULTING (US), Inc.

The undersigned, SRK Consulting (US) Inc, (“SRK”) hereby states as follows:

Our firm prepared independent technical reports, completed in 2009 and 2012 (the “Technical Reports”), concerning the Mt. Hamilton project currently owned by Mt. Hamilton LLC of Wheat Ridge, Colorado (“MH-LLC”) a controlled subsidiary of Solitario Exploration & Royalty Corp. (“Solitario”). Portions of the Technical Reports are contained, summarized or referenced in the Annual Report on Form 10-K of Solitario (the “Form 10-K”) for the year ended December 31, 2011, filed with the United States Securities and Exchange Commission.

We hereby consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and the related Prospectus of Solitario for the registration of the resale of up to 1,624,748 shares of Solitario common stock and to the incorporation by reference therein of the summary information concerning the Technical Report, including the reference to our firm included with such information, as set forth above in the Form 10-K.

SRK Consulting (US), Inc.

/s/ J.B. Pennington

Name: J.B. Pennington

Title: Practice Leader

Date:   30 Aug 12